SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Delaware REIT Fund
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
AND VOTE ON THE PROPOSAL

     Below is a brief overview of the proposal on which you are being asked to vote. Your vote is important, no matter how large or small your holdings may be. Please read the full text of the Proxy Statement, which contains relevant information about the proposal, and keep it for future reference.

     We appreciate you placing your trust in Delaware Investments and we look forward to continuing to help you achieve your financial goals.

On what proposal am I being asked to vote?

     You are being asked to vote on the approval of a new investment management agreement (“New Management Agreement”) between Delaware Pooled® Trust, on behalf of Delaware REIT Fund (“Fund”), and Delaware Management Company (“DMC”), the current investment manager of the Fund.

Has the Board of Trustees of the Fund approved the proposal?

     Yes. After careful consideration, the Board has unanimously approved the proposal and recommends that you vote “FOR” the proposal.

THE PROPOSAL: TO APPROVE A NEW INVESTMENT
MANAGEMENT AGREEMENT

Why am I being asked to approve the New Investment Management Agreement?

     The Fund is managed by DMC. DMC’s parent company sold Delaware Investments, which includes DMC, to Macquarie Bank Limited. Due to the requirements of certain Federal securities laws, the Fund’s previous investment management agreement (“Previous Management Agreement”) terminated at the closing of the sale of Delaware Investments on January 4, 2010, and the Fund is currently being managed pursuant to a temporary interim investment management agreement (“Interim Management Agreement”), which expires automatically on June 3, 2010. As a result, shareholders of the Fund are being asked to approve the New Management Agreement so that DMC may continue to serve as the investment manager for the Fund.

When would the New Management Agreement take effect?

     The New Management Agreement would take effect upon its approval by shareholders.

Who acquired Delaware Investments?

     Macquarie Bank Limited acquired Delaware Investments. Macquarie Bank Limited is a subsidiary of Macquarie Group Limited, a global provider of banking, financial, advisory, investment, and fund management services. Macquarie Group Limited is listed on the Australian Securities Exchange and is regulated by the Australian Prudential Regulation Authority, the Australian banking regulator. Macquarie Group Limited acquired Delaware Investments as part of its strategy to develop a global asset management capability through building a highly regarded team of investment professionals, offering an attractive suite of investment products, and gaining broader access to markets in the United States.

Will the investment advisory fees or other fees change under the New Management Agreement?

     No. There will be no change to the contractual fee rate applicable to the Fund under the New Management Agreement. The Fund’s contractual fee limitations and reimbursements will remain in place until the end of their terms, and Macquarie Group Limited has no intention to cause DMC to alter its policies regarding expense limitations and reimbursements currently in effect for the Fund.

Will the New Management Agreement be similar to the Previous and Interim Management Agreements?

     Yes. The New Management Agreement will be substantially similar to the Previous and Interim Management Agreements. The New Management Agreement requires DMC to provide the same services to the Fund as it does under the Previous and Interim Management Agreements.

How did the sale of Delaware Investments affect Fund shareholders?

     The sale of Delaware Investments did not have a significant effect on Fund shareholders. The sale did not result in a change in the individuals responsible for the day-to-day management of the Fund or in the operation of the Fund. Delaware Investments remains headquartered in Philadelphia, continues to operate in substantially the same manner as previously, and provides the same services to the Fund as it did previously. Certain other companies in Delaware Investments that provide services to the Fund were also acquired by Macquarie Group Limited, and those service providers continue to provide the same services to the Fund.

Will the Fund’s management team change?

     No. Under the New Management Agreement, DMC will remain the investment manager for the Fund and the team of portfolio managers managing the Fund will not change as a result of the New Management Agreement.

Has the Board concluded that approving the New Management Agreement is in the best interests of the Fund and its shareholders?

     Yes. The Board’s consideration of the New Management Agreement is described in the Proxy Statement. The Board has concluded that the New Management Agreement is in the best interests of the Fund and its shareholders.

COMMON QUESTIONS AND GENERAL INFORMATION
ABOUT THE SHAREHOLDER MEETING

I mailed in a proxy card, voted by internet, or voted by phone several months ago. Why should I vote again?

     The Fund previously solicited proxies for approval of the New Management Agreement in advance of the closing of the sale of Delaware Investments. Although over 93% of the shares that voted during the previous solicitation voted in favor of the proposal, not enough shares voted at the meeting in order to take action on the proposal. Because sufficient votes to approve the New Management Agreement were not obtained, the Fund is resoliciting shareholder approval of the New Management Agreement.

Who is paying the costs of the shareholder meeting and this proxy solicitation?

     All reasonable out-of-pocket costs and expenses incurred by the Fund related to the shareholder meeting, including the costs of preparing proxy solicitation materials and soliciting proxies in connection with the meeting, will be reimbursed by Macquarie Bank Limited and Lincoln National Investment Companies, Inc. (subject to certain limited exceptions) under an expense agreement or by DMC.

How many votes am I entitled to cast?

     As a shareholder, you are entitled to one vote for each full share and a fractional vote for each fractional share of the Fund that you owned as of the record date, which is March 26, 2010.

How do I vote my shares?

     You can vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card and following the recorded instructions. In addition, you may vote through the Internet by visiting the Web site indicated on your proxy card and following the online instructions. If you need any assistance or have any questions regarding the proposal or how to vote your shares, please call the Altman Group (“Altman”), the Fund’s proxy solicitor, at 877 864-5057.

Who is Altman?

     Altman is a company, not affiliated with the Fund or Delaware Investments, that the Fund has hired to call shareholders and record proxy votes. In order to hold the shareholder meeting, a minimum number of shareholders, or “quorum,” must be present or represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. In order to prevent the adjournment of the meeting, as the meeting date approaches, you may receive a telephone call from a representative of Altman or from a representative of the Fund or its affiliates if your votes have not yet been received. The Fund also may attempt to reach you through multiple mailings to remind you to cast your vote.

How do I sign the proxy card?

Individual Accounts:	Shareholders should sign exactly as their names appear on the proxy card.

Joint Accounts:	Either owner may sign, but the name of the person signing should conform exactly to a name shown on the proxy card.

All Other Accounts:	The person signing must indicate his or her capacity. For example, if Ms. Ann B. Collins serves as a trustee for a trust account or other type of entity, she should sign, “Ann B. Collins, Trustee.”

How can I find more information about the proposal?

     You should read the Proxy Statement, which provides details regarding the proposal. If you have any questions, please call Altman at 877 864-5057.

How can I get another copy of the Proxy Statement?

     If you would like another copy of the Proxy Statement, please: (i) contact your participating broker-dealer firm or other financial intermediary; (ii) if you hold shares directly with the Fund, contact the Fund by calling 800 523-1918 or by writing to the Fund at Attention: Account Services, P.O. Box 219691, Kansas City, MO 64121-9691 by regular mail or 430 W. 7th Street, Kansas City, MO 64105 by overnight courier service; or (iii) visit www.delawareinvestments.com/proxy.